UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 CityWest Boulevard Suite 500 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2012 the Board of Directors has elected David W. Wehlmann, age 53, as a Class II director of the Company. As a Class II director, Mr. Wehlmann’s term is scheduled to expire at the Company’s 2012 Annual Meeting of Stockholders or as soon thereafter as his successor is duly elected and qualified.

Mr. Wehlmann is currently a private investor. Mr. Wehlmann served as Executive Vice President, Investor Relations of Precision Drilling Corporation, a publicly traded oilfield services company, until March 2012. He assumed this position in December 2008 upon the acquisition of Grey Wolf, Inc. by Precision Drilling Corporation. Mr. Wehlmann previously served as Executive Vice President, Chief Financial Officer and Secretary of Grey Wolf, Inc., a publicly traded oilfield services company, from March 2003. He was Senior Vice President, Chief Financial Officer and Secretary of Grey Wolf, Inc. from February 1998 to March 2003. He joined Grey Wolf in July 1996 and served as Vice President and Controller. From 1991 to 1996, Mr. Wehlmann served in senior accounting roles with EnerVest Management Company L.C., a privately held oil and gas property acquisition and management company, and Convest Energy Corporation, a publicly traded oil and gas exploration and production company. Mr. Wehlmann served as a director of Cano Petroleum, Inc., a publicly traded oil and gas exploration and production company, from December 2007 until September 2010. Mr. Wehlmann is a Certified Public Accountant.

Mr. Wehlmann was also elected to the Board’s Audit Committee, effective April 1, 2012. The Board has determined that Mr. Wehlmann is an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).

The Board has determined Mr. Wehlmann to be “independent” under the NYSE listing standards, the definition of “independent director” established by the Board, and the rules of the SEC.

Under the 2006 Long-Term Incentive Plan (the “Plan”) of the Company, upon election to the Board, each independent director receives an automatic stock option grant under the Plan to purchase a number of shares of the Company’s common stock at Fair Market Value (as defined in the Plan) on the date of the grant. The Plan defines Fair Market Value as the average of the common stock’s high and low prices as reported by the NYSE on the date of grant (or if there was no public trade of common stock on such date, then the last preceding date on which such a trade was reported.) The number of option shares is determined by the Board and is currently set at 14,200. Mr. Wehlmann’s option shares will have an exercise price of equal to $ 7.74, the common stock’s Fair Market Value on the date of grant, and will be fully vested and exercisable six months and one day from the date of grant. The foregoing description of the stock option agreement is not complete and is qualified by reference to the form of stock option agreement between the Company and Mr. Wehlmann, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Non-Statutory Stock Option Agreement for David W. Wehlmann dated April 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: April 2, 2012	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary

4